SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005
Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

41300 CHRISTY STREET FREMONT, CALIFORNIA 94538 UNITED STATES OF AMERICA	THE MERCURY CENTRE, WYCOMBE LANE WOOBURN GREEN HIGH WYCOMBE, BUCKS HP10 0HH UNITED KINGDOM
(Address of principal executive offices) (Zip code)
(510) 360-3700
(44) 1628-539500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On December 12, 2005, Insignia Solutions plc (the “Registrant”) received a NASDAQ Staff Determination letter from The Nasdaq Stock Market indicating that the Registrant is not in compliance with MarketPlace Rule 4320(e)(2)(B) and that such noncompliance serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market. NASDAQ MarketPlace Rule 4320(e)(2)(B) requires the Registrant to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. As of September 30, 2005, the Registrant’s stockholders’ equity was $1,849,000, the market value of its listed securities was $16,576,180 and the Registrant reported losses from continuing operations in each of the three most recently completed fiscal years.
     The Registrant previously received a NASDAQ Staff Determination letter that the Registrant was not in compliance with Marketplace Rule 4310(c)(14) because the Registrant had not timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 as required by NASDAQ Marketplace Rule 4310(c)(14) and that the Registrant’s securities were therefore subject to delisting from the Nasdaq Stock Market at the opening of business on December 1, 2005. As a result of the filing delinquency, the Registrant’s trading symbol changed from “INSG” to “INSGE” commencing on November 25, 2005. The Registrant filed its Form 10-Q for the quarter ended September 30, 2005 with the Securities and Exchange Commission on December 9, 2005. The Registrant has been informed by The NASDAQ Stock Market that its trading symbol will revert to “INSG” effective December 21, 2005 due to its having achieved compliance with such filing requirement.
     The Registrant also requested a hearing before a NASDAQ Listing Qualifications Panel to review the NASDAQ Stock Market’s decision. The hearing occurred on December 15, 2005. During the hearing, the Registrant presented its plan to regain and sustain compliance with NASDAQ listing requirements. The Registrant’s securities will remain listed on the NASDAQ Capital Market pending the outcome of the NASDAQ Listing Qualifications Panel’s decision. However, the Registrant cannot provide any assurances that it will be able to maintain its continued listing on the Nasdaq Capital Market. Delisting from the Nasdaq Capital Market would likely reduce the liquidity of the Registrant’s securities, could cause investors not to trade in the Registrant’s securities and result in a lower stock price, and could have an adverse effect on the Registrant.
     On December 16, 2005, the Registrant issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.01, reporting that it had received a NASDAQ Staff Determination letter described in this Current Report on Form 8-K.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

99.01	Press release dated December 16, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc
Date: December 16, 2005	By:	/s/ Mark McMillan
Mark McMillan
President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.01	Press release dated December 16, 2005.